Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708 Website: secretaryofstate.biz
                                                                        Entity #
                                                                   E0497042005-2
                                                                 Document Number
                                                                  20050297339-70

                                                                     Date Filed:
                                                              8.1/2005 2:00:55PM
                                                                In the office of
                                                                 /s/ Dean Heller
                                                                     Dean Heller
                                                              Secretary of State

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

1. Name of Corporation:            ECONOSHARE, INC.

2. Resident Agent Name &            United Corporate Services, Inc.,
   Street Address:                  202 South Minnesota Street,
                                    Carson City, County of Carson City,
                                    State of Nevada 89703



3. Shares:                         Number of Shares
                                   with par value: 110,000,000
                                   Par value: 0.0001
                                   Number of shares without
                                   par value: -0-

4. Name & Address of Board
   Of Directors/Trustees:          Ethel Schwartz
                                   1510 51 St.
                                   Brooklyn, NY 11219

                                   Hyman Schwartz
                                   1510 51 St.
                                   Brooklyn, NY 11219

5. Purpose:                        The purpose of this Corporation shall be:
                                   Any legal purpose

6. Name, Address & Signature       /s/Maris Kruze
   Of Incorporator:                10 Bank St.  Suite 560
                                   White Plains, NY 10606

7. Certificate of Acceptance
   Of Appointment of Resident
   Agent: I hereby accept appointment as Resident Agent for the above named corporation.
                                   /s/ Maris Kruze     August 1, 2005
Authorized Signature of R.A.           Date

                                   /S/ Hyman Schwartz , President




ECONOSHARE, INC.



     Class               Number of Shares         Par Value
     -----               ----------------         ---------

     COMMON                100,000,000              $.0001
     PREFERRED              10,000,000              $.000l

(b) The designations and the powers, preferences and rights, and the qualifications or restrictions thereof are as follows:

The Preferred shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series; the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series; the rights, if any of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

 All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.